Exhibit 99.3

Tyco International Ltd
2004 Stock and Incentive Plan (the “Plan”)

MODIFICATION OF TERMS AND CONDITIONS

OF

OPTION AWARDS

MODIFICATION OF OPTION AWARDS made in Princeton, New Jersey, as of October 1, 2009 (the “Modification Date”).

1.             Grant of Option.  Tyco International Ltd. (the “Company”) has previously granted you Options (“Option Grants”) to purchase Shares of Common Stock of the Company, as described in the grant notification letters issued to you (“Grant Letters”) dated November 22, 2005, November 21, 2006 and October 7, 2008, subject to the provisions of certain Terms and Conditions (the “Terms and Conditions”) provided to you on those dates, respectively.

2.             Vesting and Exercise Date of Options.  Under the Terms and Conditions of each of the Option Grants, you were advised that, except in the event of your Normal Retirement (Termination of Employment on or after age 60 if the sum of your age and full years of service with the Company is at least 70), Retirement (Termination of Employment on or after age 55 if the sum of your age and full years of service with the Company is at least 60), Termination of Employment, Death, Disability or a Change in Control, the Option will become exercisable as follows:

November 22, 2005 Grant Date — in cumulative installments as follows: one third (1/3) of the Shares specified in your Grant Letter, one (1) year from the Grant Date; an additional one third (1/3) of the Shares, two (2) years from the Grant Date; and the remaining one third (1/3), three (3) years from the Grant Date.

November 21, 2006 and October 7, 2008 Grant Dates — in cumulative installments as follows: one fourth (1/4) of the Shares specified in your Grant Letter, one (1) year from the Grant Date; an additional one fourth (1/4) of the Shares, two (2) years from the Grant Date; an additional one fourth (1/4) of the Shares, three (3) years from the Grant Date; and the remaining one fourth (1/4), four (4) years from the Grant Date.

You were also advised in the Terms and Conditions of the period in which you must exercise the Options associated with each respective Option Grant, or otherwise forfeit such Options.

3.             Modification of Options.  In recognition of your past service to the Company, and the value of your continued service to the Company, the Company hereby modifies the Terms and Conditions of the Option Grants to provide that if your Normal Retirement (Termination of Employment on or after age 60 if the sum of your age and full years of service with the Company is at least 70), Retirement (Termination of Employment on or after age 55 if the sum of your age and full years of service with the Company is at least 60), Termination of Employment (other than for Cause), Death, Disability or a Change in Control occurs on or after

October 8, 2011, then all Options under each of the Option Grants described above shall become immediately exercisable, regardless of the vesting schedule originally provided for each respective Option Grant; and, furthermore, that in such event, all such Vested Awards shall then remain exercisable until the day prior to the 10th anniversary of the Grant Date of the respective Option Grants.

By accepting this Award, you agree to the following:

(i)            you have carefully read, fully understand and agree to all of the terms and conditions described in this Modification of Terms and Conditions of Option Awards and the Plan; and

(ii)           you understand and agree that the Terms and Conditions of the Option Grants, as modified by this Modification of Terms and Conditions of Option Awards, and the Plan constitute the entire understanding between you and the Company regarding the Modification of Terms and Conditions of the Options, and that any prior agreements, commitments or negotiations concerning the Modification of Terms and Conditions of Option Awards are replaced and superseded.

You will be deemed to consent to the application of the terms and conditions set forth in these Terms and Conditions and the Plan unless you contact Tyco International Ltd., c/o Equity Plan Administration, 9 Roszel Road, Princeton, NJ  08540 in writing within thirty (30) days of the date of these Terms and Conditions.  Notification of your non-consent will nullify this Modification of Terms and Conditions of Option Awards unless otherwise agreed to in writing by you and the Company.

/s/ Edward D. Breen
Edward D. Breen
Chairman of the Board
and Chief Executive Officer,
Tyco International Ltd.